Exhibit 4.1

MEDIVIE USA INC.

INSTRUCTIONS FOR COMPLETION OF SUBSCRIPTION AGREEMENT

Item I:	Subscriber Information. All information must be provided. Securities will be issued in the name set forth in this Item and delivered to the address set forth in this Item. If two people are subscribing jointly, both people must provide their names and social security numbers. A telephone number must also be provided.

Item II:	Alternative Distribution Information. If the securities are to be held in a different name than the investor and sent to a different address (i.e., an Individual Retirement Account (IRA) or other account held at a brokerage firm), this Item must be completed. If the securities are to be issued and delivered directly to the entity listed in Item I, this section need not be filled in.

Item III:	Certifications. This Item needs to be read by the investor and signed in acknowledgment.

Item IV:	USA PATRIOT Act. The USA PATRIOT Act requires US to collect information on the sources of funds. Please complete Section 1, add the documents requested in Section 2 only if funds did not come from the U.S. or one of the listed approved countries, and complete Section 3.

Item V:	Signatures. The Subscription Agreement must be signed and dated here.

YOU SHOULD CAREFULLY READ THIS SUBSCRIPTION AGREEMENT BEFORE PURCHASING SECURITIES. ONCE ACCEPTED BY THE COMPANY, SUBSCRIPTIONS MAY NOT BE REVOKED. A COPY OF THIS SUBSCRIPTION AGREEMENT SHOULD BE RETAINED FOR YOUR OWN RECORDS. A DULLY EXECUTED COPY OF THE SUBSCRIPTION AGREEMENT SIGNED AND ACCEPTED BY THE COMPANY, WILL BE RETURNED TO SUBSCRIBERS WHOSE SUBSCRIPTIONS ARE ACCEPTED.

A PERSON WHO IS NOT AN ACCREDITED INVESTOR UNDER RULE 501(A) OF REGULATION D CAN PURCHASE IN THIS OFFERING NO MORE THAN: (A) 10% OF THE GREATER OF ANNUAL INCOME OR NET WORTH (FOR NATURAL PERSONS); OR (B) 10% OF THE GREATER OF ANNUAL REVENUE OR NET ASSETS AT FISCAL YEAR END (FOR NON-NATURAL PERSONS).

Questions

If you have any questions regarding the completion this Agreement, contact the following persons:

Sunny J. Barkats, Esq.at Email: sbarkats@JSBarkats.com

Prepared By: Sunny J. Barkats JSBarkats, PLLC 18 East 41st Street, 14th Floor New York, NY 10017 P: (646) 502-7001 F: (646) 607-5544 Info@JSBarkats.com; www.JSBarkats.com

SUBSCRIPTION AGREEMENT

MEDIVIE USA INC.

PLEASE REFER TO OUR OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO THE SHARES.

INVESTING IN OUR SHARES INVOLVES A HIGH DEGREE OF RISK.  AS AN INVESTOR YOU SHOULD BE ABLE TO BEAR A COMPLETE LOSS OF YOUR INVESTMENT.  FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT COULD BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME.  NO PUBLIC MARKET CURRENTLY EXISTS FOR THE SECURITIES, AND IF A PUBLIC MARKET DEVELOPS FOLLOWING THIS OFFERING, IT MAY NOT CONTINUE. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH IN THE “RISK FACTORS” SECTION OF OUR OFFERING CIRCULAR.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS.  ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS MADE AVAILABLE TO THEM IN CONNECTION WITH THIS OFFERING (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS AS INVESTMENT, LEGAL OR TAX ADVICE.  IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED.  EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

A PERSON WHO IS NOT AN ACCREDITED INVESTOR UNDER RULE 501(A) OF REGULATION D CAN PURCHASE IN THIS OFFERING NO MORE THAN: (A) 10% OF THE GREATER OF ANNUAL INCOME OR NET WORTH (FOR NATURAL PERSONS); OR (B) 10% OF THE GREATER OF ANNUAL REVENUE OR NET ASSETS AT FISCAL YEAR END (FOR NON-NATURAL PERSONS).

Please read all instructions and the terms and conditions of this agreement carefully before completing this document. If you need assistance, please contact us at sbarkats@jsbarkats.com

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the Offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

This Subscription Agreement is not binding on the Company until accepted by the Company. If we reject all or a portion of any subscription, we will return to the prospective subscriber all, or the appropriate portion, of the amount submitted with such prospective investor’s subscription, without interest or deduction. After all refunds have been made, the Company and its directors, officers, counsel and agents will have no further liability to subscribers.

When the agreement is completed, email the signed and dated agreement to: sbarkats@jsbarkats.com or mail documents to:

Address:

18 East 41st Street, 14th Floor, New York, NY 10017

Fax: (646) 607-5544, Attention: Medivie USA Offering

I.	SUBSCRIBER INFORMATION

Name of Subscriber (name of custodian, corporation, trust or beneficiary, if applicable):

Type of owner or form of ownership:

☐ Individual	☐ Company	☐ IRA	☐ Trust

☐ Other

If “Other,” specify: _____________________________________________________________________

Address (Principal State of Residence):	Mailing Address, if different:

City:		City:

State:	Zip Code:	State:	Zip Code:

Country:	Country:

Telephone number:	Fax number:

Email: ___________________________________________________________________________

PLEASE CHECK THE APPROPRIATE BOX(ES) BELOW INDICATING SOCIAL SECURITY NUMBER(S) OR TAX ID NUMBER(S). WE WILL USE THIS INFORMATION FOR IRS PURPOSES.

Date of Birth	Social Security/Tax ID #

Marital Status (please check one)	☐ Single	☐ Married	☐ Separated	☐ Divorced

Investment Amount: _______________ purchase of __________________ amount of Shares at $5.00 per Share of Common Stock.

MINIMUM PURCHASE: ONE SHARE ($5.00 PER SHARE)

II.	ALTERNATIVE DISTRIBUTION INFORMATION

To direct distributions to a party other than the registered owner, complete the information below.

Name of Firm (Bank or Brokerage): ______________________________________________

Account Name: ______________________________________________________________

Account Number: ____________________________________________________________

Address: _______________________________ City, State Zip Code: _______________________

III.	CERTIFICATIONS

I certify that I am (please check one):

☐ An Accredited Investor. (Please see Exhibit A to determine if you qualify as an “Accredited Investor”).

☐ A Non-Accredited Investor

FOR NON ACCREDITED INVESTORS ONLY:

I, HEREBY CERTIFY THAT I AM INVESTING NOT MORE THAN: (A) 10% OF THE GREATER OF MY ANNUAL INCOME OR NET WORTH (FOR NATURAL PERSONS); OR (B) 10% OF THE GREATER OF ANNUAL REVENUE OR NET ASSETS AT FISCAL YEAR END (FOR NON-NATURAL PERSONS).

I represent and warrant to Medivie USA Inc. that: (i) The financial information provided in the Subscription Agreement is complete, true and correct; (ii) I and my Investment Managers, if any, have carefully reviewed and understand the risks of, and other considerations relating to, a purchase of Securities, including, but not limited to, the risks set forth under “Risk Factors” in the Private Placement Memorandum (the “Memorandum”); (iii) I and my Investment Managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all inquiries to Medivie USA Inc. answered, and have been furnished all requested materials, relating to Medivie USA Inc. and the offering and sale of the Securities and anything set forth in the Memorandum; (iv) neither I nor my Investment Managers, if any, have been furnished any offering literature by Medivie USA Inc. or any of its affiliates, associates or agents other than the Memorandum, and the documents referenced therein; and (v) I am acquiring the Securities for which I am subscribing for my own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Securities.

The undersigned, if a corporation, partnership, trust or other form of business entity, (i) is authorized and otherwise duly qualified to purchase and hold the Securities, (ii) has obtained such additional tax and other advice that it has deemed necessary, (iii) has its principal place of business at its residence address set forth in this Subscription Agreement, and (iv) has not been formed for the specific purpose of acquiring the Securities (although this may not necessarily disqualify the subscriber as a purchaser). The persons executing the Subscription Agreement, as well as all other documents related to the Offering, represent that they are duly authorized to execute all such documents on behalf of the entity. (If the undersigned is one of the aforementioned entities, it agrees to supply any additional written information that may be required.)

All of the information which I have furnished to Medivie USA Inc. and which is set forth in the Subscription Agreement is correct and complete as of the date of the Subscription Agreement. If any material change in this information should occur prior to my subscription being accepted, I will immediately furnish the revised or corrected information. I further agree to be bound by all of the terms and conditions of the Offering described in the Memorandum. I am the only person with a direct or indirect interest in the Securities subscribed for by this Subscription Agreement. I agree to indemnify and hold harmless Medivie USA Inc. and its officers, directors and affiliates as well as Medivie USA Inc. placement agents and all their officers, directors and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Agreement or by reason of any breach of the representations and warranties made by the undersigned herein or in any document provided by the undersigned to Medivie USA Inc. This subscription is not transferable or assignable by me without the written consent of Medivie USA Inc. If more than one person is executing this agreement, the obligations of each shall be joint and several and the representations and warranties contained in this Subscription Agreement shall be deemed to be made by, and be binding upon, each of these persons and his or her heirs, executors, administrators, successors, and assigns. This subscription, upon acceptance by Medivie USA Inc., shall be binding upon my heirs, executors, administrators, successors, and assigns. This Subscription Agreement shall be construed in accordance with and governed in all respects by the laws of the State of New York.

I certify that I, either alone or with my purchaser representative, have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of this investment.

Under penalties of perjury, I certify that (1) my taxpayer identification number shown in this Subscription Agreement is correct and (2) I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (If you have been notified that you are subject to backup withholding and the Internal Revenue Service has not advised you that backup withholding has been terminated, strike out item (2).)

BY SIGNING, I ACKNOWLEDGE THAT I HAVE CAREFULLY REVIEWED THE OFFERING CIRCULAR RELATED TO THIS INVESTMENT AND AM BOUND BY THE TERMS OF THE SUBSCRIPTION AGREEMENT AND OFFERING CIRCULAR.

Date:

Name: (print)

Signature:	/s/

IV.	USA PATRIOT ACT REQUIREMENTS

The USA PATRIOT Act requires us to obtain the following information from you to detect and prevent the misuse of the world financial system.

1. In the space provided below, please identify from where monies were transferred to Medivie USA Inc. in relation to your subscription for the securities.

COUNTRY	NAME OF BANK/FINANCIAL INSTITUTION	CONTACT NAME/PHONE NUMBER AT BANK/FINANCIAL INSTITUTION	NAME OF ACCOUNTHOLDER	ACCOUNT NUMBER

If the country from which the monies were transferred appears in the Approved Country List below, please go to number 3. If the country does not appear, please go to number 2.

Approved Country List

Argentina	Australia	Austria	Belgium	Brazil
Canada	Denmark	Finland	France	Germany
Greece	United States	Hong Kong	Iceland	Ireland
Italy	Japan	Turkey	Luxembourg	Mexico
New Zealand	Norway	Russian Federation	Portugal	Singapore
South Africa	Spain	Sweden	Switzerland
United Kingdom	The Netherlands (including the Netherlands Antilles and Aruba)	Gulf Cooperation Council

2. If subscription monies were transferred to Medivie USA Inc. from any country other than on the “Approved Country List” (see above), please provide the following documentation to Medivie USA Inc. (all copies should be in English and certified as being “true and correct copies of the original” by a notary public of the jurisdiction of which you are resident).

(a)	For Individuals:

	(i)	evidence of name, signature, date of birth and photographic identification;
	(ii)	evidence of permanent address; and
	(iii)	where possible, a reference from a bank with whom the individual maintains a current relationship and has maintained such relationship for at least two years.

(b)	For Companies:

	(i)	a copy of its certificate of incorporation and any change of name certificate;
	(ii)	a certificate of good standing;
	(iii)	a register or other acceptable list of directors and officers;
	(iv)	a properly authorized mandate of the company to subscribe in the form, for example, of a certified resolution which includes naming authorized signatories;
	(v)	a description of the nature of the business of the company;
	(vi)	identification, as described above for individuals, for at least two directors and authorized signatories;
	(vii)	a register of members or list of shareholders holding a controlling interest; and
	(viii)	identification, as described above, for individuals who are beneficial owners of corporate shareholders which hold 10% or more of the capital share of the company.

(c)		For Partnerships and Unincorporated Businesses:

	(i)	a copy of any certificate of registration and a certificate of good standing, if registered;
	(ii)	identification, as described above, for individuals and, where relevant, companies constituting a majority of the partners, owners or managers and authorized signatories;
	(iii)	a copy of the mandate from the partnership or business authorizing the subscription in the form, for example, of a certified resolution which includes naming authorized signatories; and
	(iv)	a copy of constitutional documents (formation and partnership agreements).

(d)		For Trustees:

	(i)	identification, as described above, for individuals or companies (as the case may be) in respect of the trustees;
	(ii)	identification, as described above for individuals, of beneficiaries, any person on whose instructions or in accordance with those wishes the trustee/nominee is prepared or accustomed to act and the settlor of the trust; and
	(iii)	evidence of the nature of the duties or capacity of the trustee.

3.	Medivie USA Inc. is also required to verify the source of funds. To this end, summarize the underlying source of the funds remitted to us (for example, where subscription monies were the profits of business (and if so please specify type of business), investment income, savings, etc.).

V.	SIGNATURES

The Subscription Agreement contains various statements and representations by subscribers and should be carefully reviewed in its entirety before executing this signature page.

I hereby certify that I have reviewed and am familiar with the terms of the Subscription Agreement.

This Subscription Agreement incorporates by reference all forms of securities to be purchased. I agree to be bound by all of the terms and conditions of this Subscription Agreement and all forms of securities presented to me. I acknowledge that I have not received any formal disclosure document regarding Medivie USA Inc. or this investment other than a confidentiality and non-disclosure document which prohibits disclosure of the company’s confidential materials to any person other that the signers of the agreement and the professionals who have been involved in assisting me (us) in making this investment decision.

Dated_______________________

/s/
Print name of authorized person	Signature of authorized person

Investment Authorization. The undersigned corporation, partnership, benefit plan or IRA has all requisite authority to acquire the Securities hereby subscribed for and to enter into the Subscription Agreement, and further, the undersigned officer, partner, or fiduciary of the subscribing entity has been duly authorized by all requisite action on the part of such entity to execute these documents on its behalf. Such authorization has not been revoked and is still in full force and effect.

CAPACITY CLAIMED BY SIGNER:

Title/Capacity:
(For example, individual, partner, officer, attorney, guardian and etc.)

ACCEPTANCE BY THE COMPANY

Medivie USA Inc. hereby accepts the foregoing Subscription and agrees to be bound by the terms and conditions of this Agreement.

Medivie USA Inc., Nevada corporation

By:		Date:
Name and Title

or

By:		Date:
Name and Title

Exhibit A. ACCREDITED INVESTOR STATUS

You are qualified as an Accredited Investor if at least one of the categories below applies to you.

(1) INDIVIDUAL WITH NET WORTH IN EXCESS OF $1.0 MILLION. A natural person (not an entity) whose net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000. (Explanation: In calculating net worth, you may include your equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Your inclusion of equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.)

(2) INDIVIDUAL WITH A $200,000 INDIVIDUAL ANNUAL INCOME. A natural person (not an entity) who had an individual income of more than $200,000 in each of the preceding two calendar years, and has a reasonable expectation of reaching the same income level in the current year.

(3) INDIVIDUAL WITH A $300,000 JOINT ANNUAL INCOME. A natural person (not an entity) who had joint income with his or her spouse in excess of $300,000 in each of the preceding two calendar years, and has a reasonable expectation of reaching the same income level in the current year.

(4) CORPORATIONS OR PARTNERSHIPS. A corporation, partnership, or similar entity that has in excess of $5 million of assets and was not formed for the specific purpose of acquiring an Interest in the Partnership.

(5) REVOCABLE TRUST. A trust that is revocable by its grantors and each of whose grantors is an accredited investor. (If this category is checked, please also check the additional category or categories under which the grantor qualifies as an accredited investor.)

(6) IRREVOCABLE TRUST. A trust (other than an ERISA plan) that (i) is not revocable by its grantors, (ii) has in excess of $5 million of assets, (iii) was not formed for the specific purpose of acquiring an Interest, and (iv) is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Partnership.

(7) IRA OR SIMILAR BENEFIT PLAN. An IRA, Keogh or similar benefit plan that covers a natural person who is an accredited investor. (If this category is checked, please also check the additional category or categories under which the natural person covered by the IRA or plan qualifies as an accredited investor.)

(8) PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN ACCOUNT. A participant directed employee benefit plan investing at the direction of, and for the account of, a participant who is an accredited investor. (If this category is checked, please also check the additional category or categories under which the participant qualifies as an accredited investor.)

(9) OTHER ERISA PLAN. An employee benefit plan within the meaning of Title I of the ERISA Act other than a participant-directed plan with total assets in excess of $5 million or for which investment decisions (including the decision to purchase an Interest) are made by a bank, registered investment adviser, savings and loan association, or insurance company.

(10) GOVERNMENT BENEFIT PLAN. A plan established and maintained by a state, municipality, or any agency of a state or municipality, for the benefit of its employees, with total assets in excess of $5 million.

(11) NON-PROFIT ENTITY. An organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, with total assets in excess of $5 million (including endowment, annuity and life income funds), as shown by the organization’s most recent audited financial statements.

(12) OTHER INSTITUTIONAL INVESTOR.

- A bank, as defined in Section 3(a)(2) of the Securities Act (whether acting for its own account or in a fiduciary capacity);

- A savings and loan association or similar institution, as defined in Section 3(a)(5)(A) of the Securities Act (whether acting for its own account or in a fiduciary capacity;

- A broker-dealer registered under the Exchange Act;

- An insurance company, as defined in section 2(13) of the Securities Act;

- A “business development company,” as defined in Section 2(a)(48) of the ICA;

- A small business investment company licensed under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; or

- A “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

(13) EXECUTIVE OFFICER OR DIRECTOR. A natural person who is an executive officer, director or general partner of the Partnership or the General Partner.

(14) ENTITY OWNED ENTIRELY BY ACCREDITED INVESTORS. A corporation, partnership, private investment company or similar entity each of whose equity owners is a natural person who is an accredited investor. (If this category is checked, please also check the additional category or categories under which each natural person qualifies as an accredited investor.)